Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-48627 and No. 33-56966 and Forms S-3 No. 33-51097, No. 333-
01601 and No. 333-14953) of Smith's Food & Drug Centers, Inc. of our report dated January 27, 1997, with respect to the consolidated financial statements of Smith's Food & Drug Centers, Inc. incorporated by reference, in this Annual Report (Form 10-K,as amended) for the fiscal year ended December 28, 1996.


\s\ Ernst & Young LLP

Salt Lake City, Utah
July 31, 1997